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EXHIBIT 5.1

July 19, 2002

HealtheTech, Inc.
523 Park Point Drive, 3rd Floor
Golden, CO 80401

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about July 19, 2002, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,783,501 shares of your Common Stock reserved for issuance under the 1998 Stock Plan (the "1998 Plan"); (ii) 8,512 shares of your Common Stock reserved for issuance under the 1999 Softcare Stock Option Plan (the "Softcare Plan"); (iii) 3,333,333 shares of your Common Stock reserved for issuance under the 2002 Stock Plan (the "2002 Plan"); (iv) 200,000 shares of your Common Stock reserved for issuance under your 2002 Director Option Plan (the "Director Plan"); and (v) 933,333 shares of your Common Stock reserved for issuance under the Employee Stock Purchase Plan (the "Purchase Plan"). The 3,783,501 shares of Common Stock reserved under the 1998 Plan, the 8,512 shares of Common Stock reserved under the Softcare Plan, the 3,333,333 shares of Common Stock reserved under the 2002 Plan, the 200,000 shares of Common Stock reserved under the Director Plan, and the 933,333 shares of Common Stock reserved under the Purchase Plan are collectively referred to hereinafter as the "Shares," and the 1998 Plan, the Softcare Plan, the 2002 Plan, the Director Plan and the Purchase Plan are collectively referred to hereinafter as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

        It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

Sincerely,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati

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  EXHIBIT 5.1